EXHIBIT 99.1

Avenue Financial Holdings, Inc. Announces Record 2014 Results

Fourth Quarter Net Income Per Share Jumps 114% on Record Loans

NASHVILLE, Tenn., Feb. 26, 2015 (GLOBE NEWSWIRE) -- Avenue Financial Holdings, Inc. (Nasdaq:AVNU) ("Avenue Financial" or "the Company") has announced record results for the fourth quarter and year ended December 31, 2014. Net income for the fourth quarter rose 114.3% to $0.15 per diluted common share compared with $0.07 per diluted common share for the fourth quarter of 2013. Net income per diluted common share was $0.64 for the year ended December 31, 2014, compared to net income per diluted common share of $0.45 for the year ended December 31, 2013, an increase of 42.2%.

"Avenue Financial's record results for 2014 were driven by strong loan growth from our significant business lines in our core Nashville market," stated Ronald L. Samuels, Chairman and Chief Executive Officer. "Loans rose 21.0% to a record $693.9 million and total assets increased 12.3% to $999.3 million in 2014 compared with the prior year. Our loan growth was purely organic and highlights the strength from our key vertical markets in music and entertainment, healthcare, and increased demand from quality commercial real estate developments.

"We also recently completed two important financing transactions that strengthened our balance sheet and capital ratios. At year-end 2014, we issued $20 million in subordinated debt in a private placement and completed a successful initial public stock offering in mid-February 2015, raising an additional $14.7 million in net proceeds for the Company. As stated in previous SEC filings, we plan to use $18.9 million of the proceeds to redeem preferred stock associated with the Small Business Lending Fund and the remainder will build our stockholders' equity. The additional equity will be an important part in funding our continued growth. We are very pleased with the market's response to our growth strategy and our plans to use these proceeds to fund our future growth," continued Samuels.

Balance Sheet Growth

  Total assets increased $25.9 million, or 2.7%, to $999.3 million at December 31, 2014, from $973.4 million at September 30, 2014 and $109.7 million, or 12.3% compared with $889.6 million at December 31, 2013.

  Loans increased $40.7 million, or 6.2%, to a record $693.9 million at December 31, 2014 compared with $653.2 million at September 30, 2014 and up $120.5 million from December 31, 2013, for a year-over-year growth rate of 21.0%. Mortgage loans held-for-sale increased $22.7 million, or 450%, to $27.7 million at December 31, 2014 compared with $5.0 million at December 31, 2013. Portfolio residential mortgage loans totaling $21.8 million were identified as available-for-sale in the fourth quarter 2014.

  Cash surrender value of company owned life insurance totaled $20.0 million at December, 31, 2014, up $3.6 million from September 30, 2014, or 22.1%, compared with $16.4 million at September 30, 2014. Two new single premium whole life insurance policies totaling $3.5 million were purchased during the fourth quarter of 2014.

  Deposits totaled $803.7 million at December 31, 2014, a decrease of 2.1% compared with $820.9 million at September 30, 2014 due to temporary cash flow needs for some of our significant commercial deposit accounts.  Deposits grew $97.9 million, or 13.9%, compared with $705.8 million at December 31, 2013.

Revenue Growth and Profitability

  For the fourth quarter of 2014, net income available to common stockholders was $1.2 million or $0.15 per diluted share, compared with $2.4 million or $0.28 per diluted share for the third quarter of 2014. The decrease is attributable primarily to lower gain on sale of loans.

  Net interest income increased $26 thousand, to $7.6 million, for the fourth quarter of 2014, compared with $7.5 million for the third quarter of 2014 and $1.1 million for the fourth quarter of 2013. The fully tax equivalent net interest margin increased 14 basis points to 3.38% for the fourth quarter of 2014 from 3.24% for the fourth quarter of 2013. The increase can be attributed to a $91.0 million, or 11.2% increase, in net earning assets coupled with a 9 basis points increase in the yield on earning assets.

  Non-interest income decreased $846 thousand, or 44.4%, to $1.1 million for the fourth quarter of 2014 compared with $1.9 million for the third quarter of 2014. The decrease was due primarily to lower gains on sale of loans.

  Non-interest expense for the fourth quarter of 2014 increased $176 thousand, or 2.9%, to $6.3 million from $6.1 million for the third quarter of 2014. The increase was driven primarily by the write-off of a non-credit related loss of $200 thousand.

Asset Quality

  Nonaccruing loans were $695.4 thousand, or 0.10% of total loans, at December 31, 2014, compared with $889 thousand or 0.14% of total loans, at September 30, 2014.  Our ratio of non-performing assets to total assets increased to 0.41% at December 31, 2014, compared with 0.28% at September 30, 2014 due to the increase in other real estate owned. Total other real estate owned increased to $3.4 million at December 31, 2014 compared with $1.9 million at September 30, 2014 with the foreclosure of land and lot inventory from one borrower.

  Net loan charge-offs for the fourth quarter of 2014 were $345.2 thousand, or 0.20% of average loans for the quarter, compared with $179.6 thousand, or 0.13% of average loans for the fourth quarter of 2013.

  The allowance for loan losses was $8.5 million, or 1.23% of loans, at December 31, 2014, compared with $8.4 million, or 1.29% of loans at September 30, 2014 and $7.2 million, or 1.26% of loans at December 31, 2013.

  The provision for loan losses was $456 thousand for the fourth quarter of 2014, compared with ($222 thousand) for the third quarter of 2014 due to increases in loan volume.

"We are very pleased with our record results for 2014," continued Samuels. "Our earnings benefited from the scalable platform we have built over the last eight years. We believe we have demonstrated the success of our model by growing revenues at a faster rate than expenses in 2014 and we are positioned well to serve our customers in the coming year."

"Loan demand remains strong in Nashville as we enter 2015," stated Samuels. "Our markets continue to benefit from new development, job growth and a vibrant regional economy that is attracting new businesses to our market. As a result, we expect to report increased loans and deposits in the coming year."

About Avenue Financial Holdings, Inc.

Avenue Financial Holdings, Inc., headquartered in Nashville, Tennessee, was formed as a single-bank holding company in 2006 and operates primarily through its subsidiary, Avenue Bank. The Company's operations are concentrated in the Nashville MSA, with the vision of building Nashville's signature bank and serving clients who value creativity, expertise, and an exceptional level of personal service. Avenue Bank embodies Nashville's creative spirit - redefining how clients experience banking through a unique "Concierge Banking" model. The bank provides a wide range of business and personal banking services, including mortgage loans, with a special emphasis on Commercial, Private Client, Healthcare, and Music & Entertainment banking.  The Company serves clients through five locations (a corporate headquarters and four retail branches), a limited deposit courier service (mobile branch) for select commercial clients, and mobile and online banking services. The Company's stock is traded on the NASDAQ Global Select Market under the ticker symbol "AVNU."

Forward-Looking Statements

Certain statements in this press release contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "should," "could," "predict," "potential," "believe," "will likely result," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "would," and "outlook," or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

You should not place undue reliance on any forward-looking statement. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but are not limited to, the following:

  market and economic conditions (including interest rate environment, levels of public offerings, mergers and acquisitions, or M&A, and venture capital financing activities) and the associated impact on us;

  changes in management personnel;

  deterioration of our asset quality;

  our overall management of interest rate risk, including managing the sensitivity of our interest-earning assets and interest-bearing liabilities to interest rates, and the impact to earnings from a change in interest rates;

  our ability to execute our strategy and to achieve organic loan and deposit growth;

  the adequacy of reserves (including allowance for loan and lease losses) and the appropriateness of our methodology for calculating such reserves;

  volatility and direction of market interest rates;

  the sufficiency of our capital, including sources of capital (such as funds generated through retained earnings) and the extent to which capital may be used or required;

  our overall investment plans, strategies and activities, including our investment of excess cash/liquidity;

  operational, liquidity and credit risks associated with our business;

  increased competition in the financial services industry, nationally, regionally or locally, which may adversely affect pricing and terms;

  the level of client investment fees and associated margins;

  changes in the regulatory environment;

  changes in trade, monetary and fiscal policies and laws;

  governmental legislation and regulation, including changes in accounting regulation or standards, the nature and timing of the adoption and effectiveness of new requirements under the Dodd-Frank Act, Basel guidelines, capital requirements and other applicable laws and regulations;

  changes in interpretation of existing law and regulation;

  further government intervention in the U.S. financial system; and

  other factors that are discussed under the heading "Risk Factors." in our filings with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our registration statement on Form S-1 filed with the Securities and Exchange Commission on January 9, 2015, as amended. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

AVENUE FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
Condensed Consolidated Balance Sheets
(unaudited)
	December 31, 2014	September 30, 2014	December 31, 2013
Assets
Cash and due from banks	$ 17,765,493	$ 66,117,738	$ 12,416,992
Federal funds sold	--	3,237,164	206
Cash and cash equivalents	17,765,493	69,354,902	12,417,198
Interest-bearing deposits in banks	210,754	210,754	2,319,754
Securities available-for-sale, at fair value	220,461,939	211,499,674	257,797,224
Securities held-to-maturity (fair value of $2,837,721 and $2,780,757 as of December 31, 2014 and December 31, 2013, respectively)	2,716,908	2,719,122	2,725,537
Mortgage loans held-for-sale	27,729,720	5,036,218	4,986,011
Loans, net of deferred fees	693,907,951	653,235,053	573,430,381
Less allowance for loan losses	(8,517,744)	(8,406,887)	(7,204,201)
Net loans	685,390,207	644,828,166	566,226,180
Accrued interest receivable	2,389,997	2,169,586	2,413,364
Federal Home Loan Bank stock, at cost	2,924,400	2,924,400	2,674,100
Premises and equipment, net	3,280,186	3,457,229	3,925,103
Other real estate owned	3,375,811	1,854,811	3,451,356
Deferred tax assets	7,377,355	8,062,241	9,749,988
Cash surrender value of company owned life insurance	20,035,752	16,403,593	16,041,387
Goodwill	2,966,063	2,966,063	2,966,063
Other assets	2,657,381	1,931,399	1,884,835
Total assets	$ 999,281,966	$ 973,418,158	$ 889,578,100
Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing demand deposits	$ 170,647,052	$ 186,210,126	$ 142,259,415
Interest-bearing demand deposits	56,144,680	52,672,601	51,629,242
Savings and money market accounts	415,779,182	422,429,840	388,085,764
Time	161,092,912	159,568,781	123,819,701
Total deposits	803,663,826	820,881,348	705,794,122
Accrued interest payable	169,913	261,503	134,112
Federal funds purchased	4,485,093	--	15,280,142
Federal Home Loan Bank advances	70,300,000	55,000,000	79,250,000
Subordinated debt	20,000,000	--	--
Other liabilities	9,047,027	7,660,087	6,702,056
Total liabilities	907,665,859	883,802,938	807,160,432
Stockholders' equity:
Preferred Stock, no par value; 10,000,000 shares authorized, Series C, senior noncumulative perpetual preferred stock; 18,950 issued and outstanding at December 31, 2014 and December 31, 2013	18,950,000	18,950,000	18,950,000
Common Stock, no par value. Authorized 100,000,000 shares: issued and outstanding 8,636,682 and 8,567,912 shares at December 31, 2014 and December 31, 2013, respectively	75,407,157	75,407,157	75,407,157
Additional paid-in-capital	1,325,445	1,182,558	783,499
Accumulated deficit	(1,581,649)	(2,826,417)	(7,004,696)
Accumulated other comprehensive loss	(2,484,846)	(3,098,078)	(5,718,292)
Total stockholders' equity	91,616,107	89,615,220	82,417,668
Total liabilities and stockholders' equity	$ 999,281,966	$ 973,418,158	$ 889,578,100

This information is preliminary and based on company data available at the time of the presentation.

AVENUE FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Income
(unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Interest and dividend income:
Loans, including fees	$ 7,354,666	$ 7,326,129	$ 5,922,925	$ 28,180,810	$ 21,995,645
Investment securities	1,110,396	1,112,142	1,424,724	4,722,133	4,925,042
Federal Funds sold and other	32,704	29,841	33,807	120,317	139,740
Total interest and dividend income	8,497,766	8,468,112	7,381,456	33,023,260	27,060,427
Interest expense:
Deposits	782,191	782,904	789,555	3,107,846	3,050,824
Other borrowings	155,815	151,837	133,645	660,818	509,056
Total interest expense	938,006	934,741	923,200	3,768,664	3,559,880
Net interest income	7,559,760	7,533,371	6,458,256	29,254,596	23,500,547
Provision for loan losses	456,059	(222,024)	631,351	1,642,975	1,592,906
Net interest income after provision for loan losses	7,103,701	7,755,395	5,826,905	27,611,621	21,907,641
Noninterest income:
Customer service fees	499,279	604,095	516,672	2,313,085	1,919,764
Mortgage banking fees, net of commissions	412,541	327,275	239,889	979,169	1,939,265
Increase in cash surrender value of life insurance	132,159	120,908	126,230	494,365	565,130
Net gain on sale of loans	14,294	851,685	21,998	865,979	108,508
Net gain on sale of available-for-sale securities	--	--	--	11,917	522,294
Total noninterest income	1,058,273	1,903,963	904,789	4,664,515	5,054,961
Noninterest expenses:
Salaries and employee benefits	3,558,696	3,543,388	3,088,462	13,958,072	11,738,817
Equipment and occupancy	807,598	827,692	917,451	3,391,050	3,366,601
Other real estate expense	(2,407)	(35,043)	2,547	(21,362)	89,169
Data processing	378,727	356,692	341,773	1,418,035	1,161,181
Advertising, promotion, and public relations	195,325	148,648	196,931	640,058	651,374
Legal and accounting	232,954	250,131	231,636	888,172	776,690
FDIC insurance and other regulatory assessments	186,953	190,125	163,603	740,860	616,816
Other expenses	939,346	839,987	533,725	3,111,098	2,158,593
Total noninterest expenses	6,297,192	6,121,620	5,476,128	24,125,983	20,559,241
Income before taxes	1,864,782	3,537,738	1,255,566	8,150,153	6,403,361
Income tax expense	572,639	1,122,393	648,211	2,537,606	2,421,022
Net income	1,292,143	2,415,345	607,355	5,612,547	3,982,339
Preferred stock dividends	(47,375)	(47,375)	(47,375)	(189,500)	(189,500)
Net income available to common stockholders	$ 1,244,768	$ 2,367,970	$ 559,980	$ 5,423,047	$ 3,792,839

Per share information:
Basic net income per common share available to common stockholders	$ 0.15	$ 0.28	$ 0.07	$ 0.64	$ 0.45
Diluted net income per common share available to common stockholders	$ 0.15	$ 0.28	$ 0.07	$ 0.64	$ 0.45
Weighted average common shares outstanding:
Basic	8,487,515	8,487,516	8,452,474	8,487,515	8,424,598
Diluted	8,540,481	8,528,926	8,452,474	8,540,481	8,424,598

This information is preliminary and based on company data available at the time of the presentation.

AVENUE FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
SELECTED QUARTERLY FINANCIAL DATA
(unaudited)
	At or for the Three Months
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2014	2013	2013

SELECTED INCOME STATEMENT DATA
Interest income	$ 8,498	$ 8,468	$ 8,237	$ 7,821	$ 7,381	$ 6,857
Interest expense	938	935	952	944	923	893
Net interest income	7,560	7,533	7,285	6,877	6,458	5,964
Provision for loan losses	456	(222)	549	860	631	221
Net interest income after provision for loan losses	7,104	7,755	6,736	6,017	5,827	5,743
Non-interest income	1,059	1,904	915	787	905	1,286
Non-interest expense	6,297	6,122	5,862	5,845	5,476	5,328
Income tax expense	573	1,122	555	288	648	639
Net income	1,293	2,415	1,234	671	608	1,062
Dividends on preferred shares	(48)	(47)	(48)	(47)	(47)	(47)
Net income available to common stockholders	$ 1,245	$ 2,368	$ 1,186	$ 624	$ 561	$ 1,015

PER COMMON SHARE DATA:
Basic earnings per share	$ 0.15	$ 0.28	$ 0.14	$ 0.07	$ 0.07	$ 0.12
Diluted earnings per share	0.15	0.28	0.14	0.07	0.07	0.12
Book value per common share	8.41	8.18	7.96	7.65	7.41	7.54
Tangible book value per common share (1)	8.07	7.84	7.62	7.30	7.06	7.19
Basic weighted average common shares	8,487,515	8,487,516	8,487,516	8,476,848	8,452,474	8,452,474
Diluted weighted average common shares	8,540,481	8,528,926	8,487,516	8,476,848	8,452,474	8,452,474
Common shares outstanding at period end	8,636,682	8,633,588	8,619,588	8,619,588	8,567,912	8,548,610

SELECTED BALANCE SHEET DATA
Total assets	$ 999,282	$ 973,418	$ 955,100	$ 941,928	$ 889,578	$ 840,654
Residential real estate - Mortgage	110,929	122,128	127,462	109,909	94,238	87,045
Residential real estate - Multi-family	11,310	20,960	15,605	13,282	2,964	2,987
Commercial and industrial	235,911	181,688	188,421	181,518	170,662	149,268
Commercial real estate	271,001	268,907	275,526	262,696	236,030	197,888
Construction and land development	58,843	55,174	65,874	70,081	67,483	75,471
Consumer	5,915	4,221	4,817	1,881	1,879	1,514
Other	(1)	157	130	155	174	449
Total loans, net of deferred fees	693,908	653,235	677,835	639,522	573,430	514,622
Allowance for loan losses	(8,518)	(8,407)	(8,625)	(8,070)	(7,204)	(6,752)
Securities available for sale	220,462	211,500	217,478	240,100	257,797	265,770
Mortgage loans held for sale	27,730	5,036	7,457	2,636	4,986	4,986
Goodwill and other intangible assets	2,966	2,966	2,966	2,966	2,966	2,966
Demand deposits	170,647	186,209	166,181	162,023	142,259	122,375
Interest checking accounts	56,145	52,673	51,675	44,958	51,629	28,892
Savings accounts	11,919	10,613	8,434	8,412	7,738	6,658
Money market accounts	240,646	263,947	268,417	275,768	295,985	293,545
Reciprocal ICS Money Market	163,214	147,870	139,017	105,777	84,363	101,436
CDs	82,012	82,075	82,116	87,230	79,528	71,965
Reciprocal CDARs	44,081	41,662	39,780	27,827	23,291	25,572
Brokered CDs	35,000	35,832	29,097	26,049	21,001	20,902
Total Deposits	803,664	820,881	784,717	738,044	705,794	671,345
Advances from FHLB/FRB	70,300	55,000	75,500	79,000	79,250	79,500
Subordinated debt	20,000	--	--	--	--	--
Preferred stock	18,950	18,950	18,950	18,950	18,950	18,950
Tangible common stockholders' equity (1)	69,700	67,699	65,661	62,951	60,502	61,487
Total stockholders' equity	91,616	89,615	87,577	84,867	82,418	83,403
Average total assets	976,596	952,271	932,626	906,978	865,400	817,416
Average common stockholders' equity	72,438	69,908	66,972	65,717	65,417	63,321
Full time employees	134	130	125	120	120	115

This information is preliminary and based on company data available at the time of the presentation.

AVENUE FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
SELECTED QUARTERLY FINANCIAL DATA
(unaudited)
	At or for the Three Months
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2014	2013	2013
	(Dollars in thousands)
SELECTED PERFORMANCE RATIOS
Return on average assets (2) (5)	0.51%	0.99%	0.51%	0.28%	0.26%	0.49%
Return on average common stockholders' equity (2) (5)	6.82	13.44	7.10	3.85	3.40	6.36
Net interest margin (fully tax equivalent) (2)	3.38	3.39	3.35	3.31	3.24	3.19
Efficiency ratio (1) (3)	7,317.8	7,131.0	7,147.0	7,640.5	7,459.5	7,440.3

SELECTED ASSET QUALITY DATA
Nonaccruing loans	$ 695	$ 889	$ 897	$ 584	$ 591	$ 598
Past due loans over 90 days and still accruing interest	--	--	--	--	--	--
Net loans charge-offs	345	(5)	(5)	(6)	180	657
Nonaccruing loans to total loans	0.10%	0.14%	0.13%	0.09%	0.10%	0.12%
Nonaccruing loans and loans past due 90 days and still accruing to total loans	0.10	0.14	0.13	0.09	0.10	0.12
Non-performing assets to total assets (4)	0.41	0.28	0.30	0.42	0.45	0.63
Nonperforming assets to loans and OREO	0.58	0.42	0.42	0.62	0.70	1.02
Allowance for loan losses to total loans	1.23	1.29	1.27	1.26	1.26	1.31
Allowance for loan losses to nonaccruing loans	1,224.87	945.67	961.54	1,381.85	1,219.43	1,129.10
Net loan charge-offs to average loans (2)	0.20	(0.00)	(0.00)	(0.00)	0.13	0.53

CAPITAL RATIOS (Consolidated)
Tier 1 Leverage ratio	9.21%	9.16%	8.78%	8.81%	9.12%	9.59%
Tier 1 Risk-based capital ratio	10.76	11.38	10.65	10.77	11.46	12.24
Total Risk-based capital ratio	14.18	12.49	11.77	11.86	12.52	13.30
Tangible common stockholders' equity to tangible assets (1)	699.58	697.60	689.62	670.43	682.40	734.01

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures
The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are "tangible book value per common share," "tangible common stockholders' equity," "efficiency ratio," and "tangible common stockholders' equity to tangible assets." Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.
"Efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income excluding gains and losses on sales of securities. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain non-recurring items and other discrete items that are unrelated to our core business.
"Tangible common stockholders' equity" is defined as common stockholders' equity reduced by goodwill. We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in common stockholders' equity exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing both common stockholders' equity and assets while not increasing our tangible common stockholders' equity or tangible assets.
"Tangible common stockholders' equity to tangible assets" is defined as the ratio of common stockholders' equity reduced by goodwill divided by total assets reduced by goodwill. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in common stockholders' equity and total assets, each exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing both common stockholders' equity and assets while not increasing our tangible common equity or tangible assets.
"Tangible book value per common share" is defined as tangible common stockholders' equity divided by total common shares outstanding. We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing book value while not increasing our tangible book value.
The information provided below reconciles each non-GAAP measure to its most comparable GAAP measure.

NON-GAAP FINANCIAL MEASURES
Efficiency Ratio
Non-interest expense (numerator)	$ 6,297	$ 6,122	$ 5,862	$ 5,845	$ 5,476	$ 5,328
Net interest income	7,560	7,533	7,285	6,877	6,458	5,964
Non-interest income	1,059	1,904	915	787	905	1,286
Less: gains on sale of loans	(14)	(852)	--	--	(22)	(87)
Less: gains (losses) on sales of securities	--	--	2	(14)	--	(2)
Adjusted operating revenue (denominator)	8,605	8,585	8,202	7,650	7,341	7,161
Efficiency Ratio	73.18%	71.31%	71.47%	76.41%	74.59%	74.40%

Tangible Common Stockholders' Equity and Tangible Common Stockholders' Equity/Tangible Assets
Common equity	$ 72,666	$ 70,665	$ 68,627	$ 65,917	$ 63,468	$ 64,453
Less: intangible assets	(2,966)	(2,966)	(2,966)	(2,966)	(2,966)	(2,966)
Tangible common stockholders' equity	69,700	67,699	65,661	62,951	60,502	61,487
Total assets	999,282	973,418	955,100	941,928	889,578	840,654
Less: Intangible assets	(2,966)	(2,966)	(2,966)	(2,966)	(2,966)	(2,966)
Tangible assets	996,316	970,452	952,134	938,962	886,612	837,688
Tangible Common Stockholders' Equity/Tangible Assets	7.00%	6.98%	6.90%	6.70%	6.82%	7.34%

Tangible Book Value per Common Share
Book Value Per Common Share	$ 8.41	$ 8.18	$ 7.96	$ 7.65	$ 7.41	$ 7.54
Less: Effects of intangible assets	(0.34)	(0.34)	(0.34)	(0.34)	(0.35)	(0.35)
Tangible Book Value per Common Share	8.07	7.84	7.62	7.30	7.06	7.19

(1) These measures are not measures recognized under generally accepted accounting principles (United States) ("GAAP"), and are therefore considered to be non-GAAP financial measures.
(2) Data has been annualized.
(3) Efficiency ratio is total non-interest expense divided by the sum of net interest income and total non-interest income, (excluding securities and loan sale gains/(losses)) and is not a GAAP measure.
(4) Non-performing assets are deemed to be nonaccruing loans and OREO.
(5) Return on average assets is defined as net income available to common stockholders divided by average total assets; Return on average common stockholders equity is defined by net income available to common stockholders divided by average common stockholders' equity

This information is preliminary and based on company data available at the time of the presentation.

Average Balance Sheets and Net Interest Analysis
On a Fully Taxable-Equivalent Basis
Three Months Ended December 31,
(In thousands, except Average Yields and Rates)
	2014			2013
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned /	Yield /	Balance	Earned /	Yield /
		Paid	Rate		Paid	Rate
Assets:
Interest earning assets:
Interest-bearing deposits in banks	$ 211	0	0.74%	$ 2,320	$ 8	1.32%
Investments (1) (3)	219,501	1,245	2.25	273,165	1,606	2.33
Federal funds sold	4,432	3	0.25	907	1	0.43
Total loans (2)	676,099	7,356	4.32	532,829	5,923	4.41
Total interest earning assets	900,243	8,604	3.79	809,221	7,538	3.70

Allowance for loan losses	(8,517)			(6,886)
Non-interest earning assets	84,870			63,065
Total assets	$ 976,596			$ 865,400

Interest bearing liabilities:
Interest bearing deposits:
Checking	52,933	46	0.35%	43,400	51	0.47%
Savings	11,697	3	0.11	7,578	3	0.15
Money market	408,469	417	0.40	410,091	529	0.51
Time deposits	158,951	316	0.79	118,924	206	0.69
Federal funds purchased	476	1	0.98	2,264	4	0.68
Other borrowings	58,036	155	1.06	62,193	130	0.83
Total interest bearing liabilities	690,562	938	0.54	644,450	923	0.57

Non-interest bearing checking	186,261			129,734
Other liabilities	8,385			6,849
Stockholders' equity	91,388			84,367
Total liabilities and stockholders' equity	$ 976,596			$ 865,400

Net interest spread			3.25%			3.13%
Net interest margin			3.38			3.24

(1) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 34%.
(2) Non-accrual loans are included in average loan balances in all periods. Loan fees of $193,000 and $114,000 are included in interest income in 2014 and 2013, respectively
(3) Unrealized gains/(losses) of ($1,408,000) and ($3,810,000) are excluded from the yield calculation in 2014 and 2013, respectively.

This information is preliminary and based on company data available at the time of the presentation.

Average Balance Sheets and Net Interest Analysis
On a Fully Taxable-Equivalent Basis
Twelve Months Ended December 31,
(In thousands, except Average Yields and Rates)
	2014			2013
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned /	Yield /	Balance	Earned /	Yield /
		Paid	Rate		Paid	Rate
Assets:
Interest earning assets:
Interest-bearing deposits in banks	$ 429	5	1.10%	$ 2,586	$ 37	1.43%
Investments (1) (3)	233,308	5,301	2.27	241,615	5,554	2.30
Federal funds sold	1,530	4	0.25	635	2	0.31
Total loans (2)	650,123	28,181	4.33	497,216	21,996	4.42
Total interest earning assets	885,390	33,491	3.78	742,052	27,589	3.72

Allowance for loan losses	(8,248)			(6,986)
Non-interest earning assets	65,514			63,846
Total assets	$ 942,656			$ 798,912

Interest bearing liabilities:
Interest bearing deposits:
Checking	50,231	201	0.40%	31,751	143	0.45%
Savings	9,353	12	0.13	6,356	9	0.14
Money market	396,949	1,765	0.44	368,152	1,917	0.52
Time deposits	147,535	1,130	0.77	126,428	982	0.78
Federal funds purchased	6,243	42	0.68	1,469	12	0.82
Other borrowings	68,947	618	0.90	56,896	497	0.87
Total interest bearing liabilities	679,258	3,768	0.55	591,052	3,560	0.60

Non-interest bearing checking	167,959			116,509
Other liabilities	7,358			6,850
Stockholders' equity	88,081			84,501
Total liabilities and stockholders' equity	$ 942,656			$ 798,912

Net interest spread			3.23%			3.12%
Net interest margin			3.36			3.24

(1) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 34%.
(2) Non-accrual loans are included in average loan balances in all periods. Loan fees of $637,000 and $395,000 are included in interest income in 2014 and 2013, respectively
(3) Unrealized gains/(losses) of ($2,979,000) and ($1,095,000) are excluded from the yield calculation in 2014 and 2013, respectively.

This information is preliminary and based on company data available at the time of the presentation.
CONTACT: Barbara J. Zipperian
         Chief Financial Officer
         (615) 736-7786